UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2011

DELTA PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-16203	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 17th Street Suite 4300 Denver, Colorado 80202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 293-9133

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on December 16, 2011, Delta Petroleum Corporation (the “Company”) and certain of its wholly-owned subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Petitions”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors will continue to operate their businesses in the ordinary course as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

In connection with filing the Chapter 11 Petitions, the Debtors filed motions seeking Bankruptcy Court approval of a Senior Secured Debtor-in-Possession Credit Agreement, dated as of December 19, 2011, as amended and restated as of December 21, 2011 (the “DIP Agreement”), with certain lenders named therein and Whitebox Advisors, LLC, as administrative agent and collateral agent for such lenders. The DIP Agreement provides for a new senior secured debtor-in-possession credit facility for up to $57.5 million, of which approximately $45 million will be initially available to the Company. All of the loans under the DIP Agreement are term loans.

The interest rate under the DIP Agreement is 13% plus 6% per annum in payment-in-kind interest. The maturity date of the DIP Agreement is June 30, 2012.

The Company is the borrower under the DIP Agreement and certain of its wholly-owned subsidiaries are guarantors of the Company’s obligations thereunder. Borrowings under the DIP Agreement are secured by substantially all of the assets of the Company and the guarantors. Borrowings under the DIP Agreement are available to the Company to repay the Company’s Third Amended and Restated Credit Agreement, as amended (the “Macquarie Agreement”), with certain lenders named therein and Macquarie Bank Limited, as administrative agent and as issuing lender for such lenders. Borrowings under the DIP Agreement are also available to the Company to pay fees associated with the DIP Agreement and the Company’s bankruptcy, and for general corporate purposes, including working capital needs.

The DIP Agreement requires the Company to enter into an asset purchase agreement with respect to all or substantially all of its assets or file a disclosure statement with respect to a plan of reorganization no later than April 30, 2012. The DIP Agreement contains additional covenants which, among other things, require the Company to deliver to the lenders specified financial information, including annual and quarterly financial information, and limit the Company’s ability to (or to permit any subsidiaries to), subject to various exceptions and limitations, (i) merge with other companies; (ii) create liens on its property; (iii) incur additional indebtedness; (iv) enter into transactions with affiliates, except on an arms-length basis; (v) enter into sale leaseback transactions; (vi) pay dividends or make certain other restricted payments; (vii) make certain investments; and (viii) sell its assets.

The foregoing description of the DIP Agreement does not purport to be complete and is qualified in its entirety by reference to the DIP Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 1.03	Bankruptcy or Receivership.

As described in Item 1.01 above, on December 16, 2011, the Debtors filed the Chapter 11 Petitions under the Bankruptcy Code in the Bankruptcy Court. The Debtors will continue to operate their businesses in the ordinary course as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On December 19, 2011, the Bankruptcy Court entered an Interim Order establishing notice, hearing and procedures in order to preserve the Debtors’ net operating losses and certain other tax attributes. A copy of the Notice of Order, as approved by the Interim Order, setting forth the notice, hearing and procedures approved by the Bankruptcy Court is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheer Arrangement.

The filing of the Chapter 11 Petitions constituted an event of default under the Macquarie Agreement, the company’s 7% Series A Senior Notes due 2015 (the “7% Notes”), and the Company’s 3 3/4% Convertible Senior Note due 2037 (the “3 3/4% Notes”). The Macquarie Agreement, the 7% Notes, and the 3 3/4% Notes each provide that as a result of the filing of the Chapter 11 Petitions, all principal, interest and other amounts due thereunder became immediately due and payable. The Chapter 11 Petitions may also result in defaults and acceleration under certain leases and other instruments of indebtedness. The ability of the creditors to seek remedies to enforce their rights under the Macquarie Agreement, the 7% Notes, the 3 3/4% Notes, or other agreements is automatically stayed as a result of the filing of the Chapter 11 Petitions, and the creditors’ rights of enforcement are subject to the applicable provisions of the Bankruptcy Code.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 16, 2011, the Company received notice from the Nasdaq Listing Qualifications Staff (the “Staff”) stating that the Staff has determined that the Company’s securities will be delisted from The Nasdaq Stock Market (“Nasdaq”). The Staff reached its decision under Nasdaq Listing Rules 5101, 5110(b), and IM-5101-1 following the Company’s announcement that the Company and certain of its subsidiaries filed the Chapter 11 Petitions. The notice further stated that unless the Company requests an appeal of the Staff’s determination, trading of the Company’s common stock will be suspended at the opening of business on December 28, 2011, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq. The Company does not intend to request an appeal.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Senior Secured Debtor-in-Possession Credit Agreement, dated as of December 21, 2011

99.1	Notice of Order Establishing Notification and Hearing Procedures for Trading in Equity Securities, dated December 19, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2011

Delta Petroleum Corporation

By:	/s/ Stanley F. Freedman
Stanley F. Freedman
Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Senior Secured Debtor-in-Possession Credit Agreement, dated as of December 21, 2011

99.1	Notice of Order Establishing Notification and Hearing Procedures for Trading in Equity Securities, dated December 19, 2011